Exhibit 10.3

AMENDMENT
TO
LETTER AGREEMENT

This Amendment to the Letter Agreement (this “Amendment”) is made on December 29, 2020, by and among Tilman J. Fertitta (“TJF”) as successor-in-interest of Fertitta Entertainment, Inc. (“FEI”), Jefferies Financial Group Inc. (“Jefferies” and, collectively with TJF, the “Sponsors”), Landcadia Holdings II, Inc. (the “Company”) and the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team (collectively, the “Insiders” and, together with the Company and the Sponsors, the “Parties”).

RECITALS

WHEREAS, the Company is a blank check company incorporated to acquire one or more operating businesses through a Business Combination;

WHEREAS, in connection with the Company’s Public Offering, the Company and the Sponsors entered into that certain letter agreement dated May 6, 2019 (the “Letter Agreement”), pursuant to which, inter alia, the Sponsors agreed to not Transfer any Founder Shares until certain thresholds were satisfied.

WHEREAS, the Company has entered into a Purchase Agreement, dated of even date herewith, by and among the Company, Golden Nugget Online Gaming, Inc. (f/k/a Landry’s Finance Acquisition Co.), LHGN HoldCo, LLC, a wholly owned subsidiary of the Company (“LHGN HoldCo”), GNOG Holdings, LLC (“GNOG HoldCo”) and Landry’s Fertitta, LLC, a wholly owned subsidiary of FEI (“LF”) (as the same may be amended from time to time, the “Purchase Agreement”), pursuant to which LF agreed to contribute 100% of its membership interests in GNOG HoldCo to LHGN HoldCo in exchange for, inter alia, membership interests in LHGN HoldCo, which may be exchanged for shares of the Company’s Common Stock on the terms and conditions set forth therein, effective as of the date hereof (the “Closing”);

WHEREAS, in connection with the execution and delivery of the Purchase Agreement by the Company, Jefferies has entered into a Sponsor Share Forfeiture Agreement, dated of even date herewith, by and between Jefferies and the Company (the “Forfeiture Agreement”), pursuant to which Jefferies has agreed to forfeit a certain portion of its Founder Shares effective as of the Closing;

WHEREAS, as partial inducement for TJF to cause LF to enter into the Purchase Agreement and as partial inducement for Jefferies to enter into the Forfeiture Agreement, the Company has agreed to amend the Letter Agreement in accordance with Section 15 thereof as set forth herein; and

WHEREAS, capitalized terms used but not defined herein shall have the respective meaning ascribed to such terms in the Letter Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Sponsors and the Insiders hereby agrees with the Company as follows:

1.            The first sentence of Section 7 of the Letter Agreement is hereby amended to read in its entirety as follows:

“(a) Each Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or any shares of Common Stock issuable upon conversion thereof) until the earliest of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, (y) if the last sale price of the Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 60 days after the Company’s initial Business Combination or (z) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).”

2.            The second sentence of Section 14 is hereby amended to read in its entirety:

“This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto; provided, that, any waiver of the provisions in Section 7 shall require only the prior written consent of the Company's board of directors (including the vote of the majority of the disinterested directors serving on the board at such time).”

3.            This Amendment may be executed in any number of original or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

4.            Except as expressly set forth in this Amendment, no other amendment or modifications are made to any other provisions of the Letter Agreement, and the Letter Agreement shall remain in full force and effect, as amended hereby, and so amended, the Parties hereby reaffirm all of their respective rights and obligations thereunder.

5.            The provisions of Sections 15, 16, 18, and 19 of the Letter Agreement shall apply to this Amendment mutatis mutandis. Except as specifically amended hereby, the Letter Agreement shall continue in full force and effect as written.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have each executed and delivered this Amendment as of the day and year first above written.

/s/ Tilman J. Fertitta
Tilman J. Fertitta

JEFFERIES FINANCIAL GROUP INC.

By:	/s/ Nicholas Daraviras
Name:	Nicholas Daraviras
Title:	Managing Director

/s/ Richard Handler
Richard Handler

/s/ Richard H. Liem
Richard H. Liem

/s/ Steven L. Scheinthal
Steven L. Scheinthal

/s/ Nicholas Daraviras
Nicholas Daraviras

/s/ G. Michael Stevens
G. Michael Stevens

/s/ Michael S. Chadwick
Michael S. Chadwick

Landcadia Holdings II, Inc.

By:	/s/ Steven L. Scheinthal
Name:	Steven L. Scheinthal
Title:	Vice President and Secretary

[Signature Page to Amendment to Letter Agreement]